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                                                                    EXHIBIT 23.2

                              ARTHUR ANDERSEN LLP


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports (and all references to our Firm) included in or made a part of this registration statement.


                                                 /s/ ARTHUR ANDERSEN LLP
                                                 ARTHUR ANDERSEN LLP


Denver, Colorado,
 June 22, 1998.